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                                                                   EXHIBIT 10.15

                               PURCHASE AGREEMENT

                                  by and among

           MARK A. STEPHENS, JOHN MILLER, THE HUNTER REVOCABLE TRUST,

          LINDA G. FERSZT, SCOTT ARCHER and THE ARCHER REVOCABLE TRUST

                                       and

                           CONTANGO OIL & GAS COMPANY

                           Dated as of January 9, 2002

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                               PURCHASE AGREEMENT

          This PURCHASE AGREEMENT dated as of January 9, 2002 (this "Agreement"), is entered into by and among Mark A. Stephens ("Stephens"), husband of Renee Stephens, John Miller ("Miller"), husband of Amy Miller, The Hunter Revocable Trust ("Hunter TR"), Linda G. Ferszt ("Ferszt"), a femme sole, Scott Archer ("Archer"), husband of Linda D. Archer, and The Archer Revocable Trust ("Archer TR") (collectively, "Seller") and Contango Oil & Gas Company, a Delaware corporation ("Buyer") (collectively, the "Parties").

                                    RECITALS

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller's overriding royalty interest in and to the oil and gas leases and wells identified in Exhibits "A" and "B" attached hereto and made a part hereof, all on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF INTERESTS

     Section 1.1 Interests. On the terms and subject to the conditions set forth in this Agreement, at the Closings (as defined herein in Section 6.1) Seller agrees to sell, transfer and assign to Buyer, and Buyer shall purchase and receive, all of Seller's overriding royalty interest in and to the production from or allocable to the following leases and wells:

     (a) Leases. The oil and gas leases described in Exhibit "A" and the lands covered thereby ("First Leases," "Second Leases" and "Third Leases," collectively sometimes hereinafter referred to as the "Leases");

     (b) Wells. The oil and gas wells described in Exhibit "B" ("First Wells," "Second Wells" and "Third Wells," collectively sometimes hereinafter referred to as the "Wells"); and

     (c) Contracts. The agreements described in Exhibit "C" (the "Contracts"), to the extent such agreements relate to the Leases and Wells and affect the interests conveyed herein.

     First Leases and First Wells together with the related Contracts (collectively, the "First Tranche"), Second Leases and Second Wells together with the related Contracts (collectively, the "Second Tranche") and Third Leases and Third Wells together with the related Contracts (collectively, the "Third Tranche"); and Seller's overriding royalty interest in and to the production from or allocable to the First Tranche, Second Tranche and Third Tranche collectively hereinafter referred to as the "Interests." Production shall be deemed to include oil,


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gas, distillate, condensate, casinghead gas, flash gas and other liquid and vaporous hydrocarbons produced, saved and sold.

     Section 1.2 Excluded Interests. The Interests do not include (the "Excluded Interests"), and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not acquire, any production from or attributable to Seller's overriding royalty interest in the Wells and Leases, or lands pooled or unitized therewith, prior to (i) the First Effective Time (as defined in Section 6.1 herein) as to the First Tranche of Interests, (ii) the Second Effective Time (as defined in
Section 6.1 herein) as to the Second Tranche of Interests and (iii) the Third Effective Time (as defined in Section 6.1 herein) as to the Third Tranche of Interests.

     Section 1.3 Purchase Price. As consideration for the sale of the Interests, the aggregate purchase price to be paid by Buyer to Seller shall be Two Million Six Hundred Twenty-Seven Thousand One Hundred Sixty-Four Dollars ($2,627,164) (the "Purchase Price"), to be allocated among and payable to the following named Seller parties in the amounts set forth opposite their respective names:

                       Stephens:        $606,003
                       Miller:          $606,003
                       Hunter TR:       $606,003
                       Ferszt:          $404,576
                       Archer:          $150,262
                       Archer TR:       $254,314

subject to adjustment as set forth in Sections 1.4 and 1.5 herein, allocated and payable as follows in each case by wire transfer of immediately available funds to a bank account designated by each Seller:

     (a) One Million Eight Hundred Twenty-Eight Thousand Two Hundred Sixty-Six Dollars ($1,828,266) of the Purchase Price shall be payable by Buyer to Seller, as hereinafter provided, in cash on the First Closing (as defined in Section 6.1 herein) for the purchase of the First Tranche of Interests effective as of the First Effective Time (as defined in Section 6.1 herein) and shall be allocated among and payable to the following named Seller parties in the amounts set forth opposite their respective names:

                       Stephens:        $426,074
                       Miller:          $426,074
                       Hunter TR:       $426,074
                       Ferszt:          $275,022
                       Archer:          $150,262
                       Archer TR:       $124,760

     (b) Five Hundred Eight Thousand Nine Hundred Twenty-Five Dollars ($508,925) of the Purchase Price shall be payable by Buyer to Seller, as hereinafter provided, in cash on the Second Closing (as defined in Section 6.1 herein) for the purchase of the Second Tranche of Interests effective as of the Second Effective Time (as defined in Section 6.1 herein)




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and shall be allocated among and payable to the following named Seller parties in the amounts set forth opposite their respective names:

                       Stephens:        $114,622
                       Miller:          $114,622
                       Hunter TR:       $114,622
                       Ferszt:          $ 82,530
                       Archer TR:       $ 82,529

     (c) Two Hundred Eighty-Nine Thousand Nine Hundred Seventy Dollars ($289,970) of the Purchase Price shall be payable by Buyer to Seller, as hereinafter provided, in cash on the Third Closing (as defined in Section 6.1 herein) for the purchase of the Third Tranche of Interests effective as of the Third Effective Time (as defined in Section 6.1 herein) and shall be allocated among and payable to the following named Seller parties in the amounts set forth opposite their respective names:

                       Stephens:        $ 65,307
                       Miller:          $ 65,307
                       Hunter TR:       $ 65,307
                       Ferszt:          $ 47,024
                       Archer TR:       $ 47,025

     Section 1.4 Adjustments to Purchase Price. Notice of any adjustments to the portion of the Purchase Price otherwise payable at any Closing (as defined in Section 6.1 herein) shall be delivered, as between the Parties, no later than two (2) business days prior to such Closing in order to be considered at such Closing. Any notice of adjustment not timely provided, together with any other adjustment will be made in the final adjustment as set forth in Section 6.5 herein. The Purchase Price shall be adjusted as follows with respect to the First Tranche, Second Tranche and/or Third Tranche of Interests, if and as applicable:

     (a) The Purchase Price shall be increased by the following:

          (1) an amount equal to paid ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Interests that are attributable to periods of time from and after the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Interests, respectively, if and as applicable, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and from and after the First Effective Time, Second Effective Time and/or Third Effective Time, as applicable); and

          (2) any adjustment(s) to the Purchase Price pursuant to Section
     1.5 herein.

     (b) The Purchase Price shall be reduced by the following:


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     (1) the amount of any proceeds received by Seller attributable to the
Interests for the periods of time from and after the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Interests, respectively, if and as applicable;

     (2) an amount equal to unpaid ad valorem, property, production, excise, severance and similar taxes and assessments based upon or measured by the ownership of the Interests that are attributable to periods of time prior to the First Effective Time, Second Effective Time and/or Third Effective Time of the First Tranche, Second Tranche and/or Third Tranche of Interests, respectively, if and as applicable, which amounts shall, to the extent not actually assessed, be computed based on such taxes and assessments for the preceding tax year (such amount to be prorated for the period of Seller's and Buyer's ownership before and after the First Effective Time, Second Effective Time and/or Third Effective Time, as applicable); and

     (3) any adjustment(s) to the Purchase Price pursuant to Section 1.5 herein.

     Section 1.5 Changes to the Purchase Price Allocable to the Second Tranche or the Third Tranche of Interests. The portion of the Purchase Price payable for the Second Tranche and/or the Third Tranche of Interests shall be increased or decreased, as applicable, at or prior to the Second Closing and/or the Third Closing, as the case may be, because of one or more of the following events:

          (a) A change in oil and/or gas commodity prices, as determined by reference to the NYMEX as of January 3, 2002 as compared to the NYMEX as of the Second Effective Date and Third Effective Date, respectively;

          (b) A change in reserves with respect to any of the Second Wells or the Third Wells as determined by Von Gonten & Co; provided, that (i) the change of events which causes the increase or decrease is unrelated to the price of oil or gas, and (ii) such increase or decrease in value is determined by comparing the reserve report produced by Von Gonten attached as Exhibit "D" (the "Reserve Report") to a revised reserve report produced by Von Gonten, and (iii) such decrease in value is not attributable to production from the Second Wells or Third Wells from January 1, 2002 to the Second Effective Time or Third Effective Time, respectively.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Each Seller hereby represents, warrants and covenants to Buyer that:

     Section 2.1 Authorization. Each Seller has the requisite power and authority, to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by each Seller of this Agreement has been duly authorized by all necessary action of each Seller, and no other act or proceeding on the part of each Seller is necessary to authorize the execution, delivery or performance by each Seller of this Agreement.


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     Section 2.2 Interests; Defensible Title. Each Seller owns Defensible Title
(as such term is defined below) to all of the Interests. Each Seller has the right to convey, and (a) after the First Closing, each Seller will have conveyed, and Buyer will be vested with, Defensible Title to the First Tranche of Interests; and (b) after the Second Closing, each Seller will have conveyed, and Buyer will be vested with, Defensible Title to the Second Tranche of Interests; and (c) after the Third Closing, each Seller will have conveyed, and Buyer will be vested with, Defensible Title to the Third Tranche of Interests. "Defensible Title" shall mean, with respect to each Seller, such title, free and clear of all liens and encumbrances and defects, other than the Contracts, as will entitle Buyer to receive the overriding royalty interest percentage of the hydrocarbons produced, saved and sold from the Wells shown on Exhibit "B".

     Section. 2.3 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be made or obtained by any Seller in connection with the authorization, execution, delivery and performance by any Seller of this Agreement and the transactions contemplated hereby.

     Section 2.4 No Violation. The execution, delivery and performance by each Seller of this Agreement and the consummation of the transactions contemplated herein, will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which any Seller may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any court, administrative agency, or Governmental Authority (as defined in Section 7.2 hereof); (c) result in the creation or imposition of any liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims ("Liens") upon any of the Interests; or (d) violate any provision of the organizational documents, if any, of any Seller.

     Section 2.5 Contracts; Leases. Schedule 2.5(a) identifies all of those Contracts and Leases that may not be assigned to Buyer without the consent, approval, notification or waiver of any Person. Schedule 2.5(b) identifies those Contracts and Leases that are subject to a preferential right to purchase obligation. Each Seller has obtained such consents, approvals and waivers.

     Section 2.6 Disclosure. No representation, warranty or statement made by each Seller in this Agreement or any of the exhibits or schedules hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents, warrants and covenants to Seller that:

     Section 3.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.



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     Section 3.2 Authorization. The execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary organizational action and no other act or proceeding on the part of Buyer is necessary. Buyer has full power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

     Section 3.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein do not and will not: (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which Buyer may be bound or affected; (b) violate any law, order, writ, injunction, rule, regulation, statute or decree of any court, administrative agency, or Governmental Authority; or (c) violate any provision of the Certificate of Incorporation or by-laws of Buyer.

     Section 3.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Person is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations hereunder, and the consummation by it of the transactions contemplated hereby.

     Section 3.5 No Brokers or Finders. Buyer has not retained any broker or finder, made any statement or representation to any Person which would entitle such Person to, or agreed to pay, any broker's, finder's or similar fees or commissions in connection with transactions contemplated by this Agreement.

     Section 3.6 Knowledge of the Business. Buyer is directly and actively engaged in the business of exploration for and production of oil and gas. Buyer is a sophisticated investor in oil and gas properties and has knowledge and expertise in financial and business matters relating to the evaluation and purchase of producing oil and gas properties. Buyer is acquiring the Interests to be conveyed herein for investment purposes and not for distribution in violation of any applicable securities laws.

                                   ARTICLE IV

                                 INDEMNIFICATION

     Section 4.1 Indemnification by Seller. If the Closings occur, each Seller hereby agrees to indemnify, defend and save Buyer and its officers, directors, employees, agents and Affiliates (all or each, a "Buyer Indemnified Party") harmless from and against (a) any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties and damages (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") suffered,


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sustained or incurred by any Buyer Indemnified Party relating, resulting from, arising out of or otherwise by virtue of any misrepresentation or breach of the representations or warranties of Seller contained in this Agreement or in any exhibit or schedule hereto; or (b) the failure of Seller to perform any of its covenants or obligations contained in this Agreement.

     Section 4.2 Indemnification by Buyer. If the Closings occur, Buyer agrees to indemnify, defend and save Seller and their respective heirs, agents, trustees and Affiliates (all or each, a "Seller Indemnified Party") forever harmless from and against any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of: (a) any misrepresentation in or breach of the representations and warranties of Buyer contained in this Agreement or in any schedule or exhibit hereto; or (b) the failure of Buyer to perform any of its covenants or obligations contained in this Agreement or in any exhibit or schedule hereto.

                                   ARTICLE V

                               CLOSING CONDITIONS

     Section 5.1 Buyer's Conditions to Closings. The obligation of Buyer to proceed with the Closings contemplated hereby is subject to the satisfaction on or prior to the Closings of all of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Seller contained in Article II of this Agreement shall be true and correct in all material respects with respect to the Interests (covered by such closing).

          (b) Board Approval. Buyer shall have received authorization to acquire the Interests (covered by such closing) from its Board of Directors.

          (c) Due Diligence. Buyer shall have reviewed and approved all documents and information, including title and production records, for the Interests (covered by such closing) relating thereto.

                                   ARTICLE VI

                                    CLOSINGS

     Section 6.1 Closings. The transactions that are the subject of this Agreement shall be consummated at three closings (the "Closings").

          (a) The first closing shall be held at the offices of Seller in Magnolia, Texas as soon as possible but no later than January 10, 2002 (the "First Closing"). The ownership of the First Tranche of Interests shall be transferred from Seller to Buyer at the First Closing but effective as of 7:00 a.m., Central Time, January 1, 2002 (the "First Effective Time").


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          (b) The second closing shall be held at the offices of Seller in
     Magnolia, Texas on April 1, 2002 (the "Second Closing"). The ownership of the Second Tranche of Interests shall be transferred from Seller to Buyer at the Second Closing but effective as of 7:00 a.m., Central Time, April 1, 2002 (the "Second Effective Time").

          (c) The third closing shall be held at the offices of Seller in Magnolia, Texas on July 1, 2002 (the "Third Closing"). The ownership of the Second Tranche of Interests shall be transferred from Seller to Buyer at the Third Closing effective as of 7:00 a.m., Central Time, July 1, 2002 (the "Third Effective Time").

     Section 6.2 Deliveries by Seller.

     (a) At the First Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment of Overriding Royalty Interest (in the form attached hereto as Schedule 6.2) transferring to Buyer the First Tranche of Interests; and (ii) such other documents and instruments as Buyer may reasonably require.

     (b) At the Second Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment of Overriding Royalty Interest transferring to Buyer the Second Tranche of Interests; and (ii) such other documents and instruments as Buyer may reasonably require.

     (c) At the Third Closing, pursuant to this Agreement, Seller shall execute and deliver to Buyer: (i) an Assignment of Overriding Royalty Interest transferring to Buyer the Third Tranche of Interests; and (ii) such other documents and instruments as Buyer may reasonably require.

     All such other documents and instruments delivered to Buyer, as applicable, shall be in form and substance reasonably satisfactory to Buyer.

     Section 6.3 Deliveries by Buyer.

     (a) At the First Closing, Buyer shall deliver to Seller: (i) wire transfers of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the First Closing and (ii) such other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

     (b) At the Second Closing, Buyer shall deliver to Seller: (i) wire transfers of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the Second Closing and (ii) such other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.

     (c) At the Third Closing, Buyer shall deliver to Seller: (i) wire transfers of immediately available funds for the portion of the Purchase Price (as set forth in Section 1.3 hereof) payable at the Third Closing and (ii) such other documents and instruments as Seller may reasonably require in order to effectuate the transactions which are the subject of this Agreement.


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     All documents and instruments delivered to Seller shall be in form and substance reasonably satisfactory to Seller.

     Section 6.4 Further Assurances. From time to time after each of the Closings, as applicable, and without further consideration, the Parties shall execute such further documents and perform such further acts as may be necessary to transfer and convey the Interests to Buyer, on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

     Section 6.5 Post Closing Adjustments. Within 90 days after each Closing, Seller and Buyer shall jointly prepare a final accounting statement for the net revenues, if any, received by Seller for hydrocarbons produced from the Interests from and after the First Effective Time (as to the First Tranche of Interests), the Second Effective Time (as to the Second Tranche of Interests) and the Third Effective Time (as to the Third Tranche of Interests). The Parties shall have 30 days following completion of such accounting to agree as to its accuracy. Following such agreement, Seller or Buyer, as the case may be, shall promptly pay to the other such sum as may be found due. Nothing in this Section
6.5 is intended to limit any right of Seller or Buyer to assert a claim for reimbursement after the final accounting with respect to each Closing.

     Section 6.6 Failure to Close. If any of the Closings do not occur on or before their scheduled closing dates as set forth hereunder, either party may terminate this Agreement by giving written notice to the other party. Thereafter, neither party shall have any further obligations to the other hereunder, other than any obligations and liabilities arising prior to such termination and those obligations that by their terms survive the termination of this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Notices. All notices, reports, records or other communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Seller:   Linda G. Ferszt             Mark A. Stephens
                         1316 Vassar St.             26902 Nichols Sawmill Rd.
                         Houston, TX  77006          Magnolia, TX  77355
                         Telecopier: 713.524.8197    Telecopier: 281.356.2666
                         Phone: 713.521.9772         Phone: 281.356.6494


         If to Buyer:    Contango Oil & Gas Company
                         3700 Buffalo Speedway, Suite 960
                         Houston, TX  77098
                         Attention:  Kenneth R. Peak
                         Telecopier: 713.960.1065
                         Phone: 713.960.1901


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or such other address as such party may have given to the other party by notice pursuant to this Section 7.1. Notice shall be deemed given on (i) the date such notice is personally delivered, (ii) three (3) days after the mailing if sent by Certified or Registered Mail, (iii) one (1) day after the date of delivery to the overnight courier if sent by overnight courier, or (iv) the next succeeding day after transmission by facsimile.

     Section 7.2 General Definitions. For the purposes of this Agreement, the following terms have the meaning set forth below:

          "Affiliate" with respect to any party, any Person directly or indirectly controlling, controlled by or under common control with such party, and any other officer, director or executive employee of such party and includes any past or present Affiliate of any such Person.

          "Governmental Authority" means any federal, state, provincial, local, governmental, judicial, public, quasi-public or administrative authority or agency.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, other entity or any Governmental Authority.

     Section 7.3 Entire Agreement. The Schedules and Exhibits attached to this Agreement shall be deemed to be an integral part of this Agreement. This Agreement, including the Schedules and Exhibits, set forth the entire understanding of the Parties with respect to the subject matter hereof and may be modified only by instruments signed by all of the Parties hereto.

     Section 7.4 Counterparts. This Agreement may be executed via facsimile in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 7.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer any right or remedy under or by reason of this Agreement on any Person other than the Parties hereto and their respective heirs, representatives, successors and assigns, nor is anything set forth herein intended to affect or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement.

     Section 7.6 Expenses. Each of the Parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by hereunder, including, without limitation, legal and accounting fees and expenses.

     Section 7.7 Waiver. No failure of any party to exercise any right or remedy given such party under this Agreement or otherwise available to such party or to insist upon strict compliance by any other party with its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such party.


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     Section 7.8 Survival. All representations, warranties, and rights to set off of the Parties hereto contained in or arising out of this Agreement or otherwise in connection herewith shall survive the Closings hereunder and shall continue in effect until the expiration of all applicable statute of limitations (including any extensions of said statute). Unless a specified period is set forth in this Agreement (in which event such specified period will control), all covenants contained in this Agreement will survive the Closings and remain in effect indefinitely.

     Section 7.9 Governing Law; Jurisdiction. This Agreement shall be construed and governed in accordance with the laws of the State of Texas without regard to the principles of conflicting laws. Any action to enforce, or which arises out of or relates in any way to, any of the provisions of this Agreement shall be brought and prosecuted solely in the Texas state courts or the Federal district courts located in Harris County, Texas.

     Section 7.10 Assignment. No party may assign its rights or delegate its obligations hereunder without the consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, successors and assigns.

     Section 7.11 Confidentiality. Buyer and Seller acknowledge that all information furnished or disclosed pursuant hereto must remain confidential. Buyer and Seller must mutually approve all press releases. Buyer may disclose such information only to its subsidiaries or Affiliates, agents, advisors or representatives who have need to know such information and who have agreed in writing, prior to being given access to such information, to be bound by the terms of this Section 7.11.

     Section 7.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and in an acceptable manner, to the end that the transaction hereby may be contemplated to the extent possible.

     Section 7.13 Headings. The subject headings of paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     Section 7.14 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.


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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                               SELLER:

                               ------------------------------------------------
                                              MARK A. STEPHENS

                               ------------------------------------------------
                                                JOHN MILLER

                               THE HUNTER REVOCABLE TRUST

                               By:
                                  ---------------------------------------------
                                           Gerhart E. Hunter, Trustee


                               ------------------------------------------------
                                               LINDA G. FERSZT

                               ------------------------------------------------
                                                SCOTT ARCHER

                               THE ARCHER REVOCABLE TRUST

                               By:
                                  ---------------------------------------------
                                         Scott L. Archer, Trustee


                               BUYER:

                               CONTANGO OIL & GAS COMPANY,
                               a Delaware corporation

                               By:
                                  ---------------------------------------------
                                                 Kenneth R. Peak
                                      President and Chief Executive Officer


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